UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On May 23, 2022, EVO Transportation & Energy Services, Inc. (the “Company”) appointed Raj Kapur as SVP and Chief Accounting Officer. Mr. Kapur will serve as the Company's principal accounting officer.

Mr. Kapur, 63, has over twenty-five years of accounting and finance experience in high technology, manufacturing ,and software organizations such as MGC Pure Chemicals, Zounds, Gould Electronics, and Honeywell. Prior to joining the Company, Mr. Kapur served as corporate controller at MGC Pure Chemicals since March 2019. Previously, Mr. Kapur served as corporate controller then as chief financial officer of Zounds Hearing Inc. from April 2007 until February 2019. He acquired his Bachelor of Science in Accounting from Arizona State University and a Masters in Business Administration from the University of Phoenix. He is a Certified Public Accountant in Arizona.

Upon commencement of Mr. Kapur's employment term, the Company agreed to grant Mr. Kapur stock options to purchase 40,000 shares of the Company’s common stock at a price per share equal to $1.50, 10,000 of which options will be fully vested upon issuance and 10,000 of which will vest on each of the first, second, and third anniversary of Mr. Kapur's employment term. Mr. Kapur does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions involving Mr. Kapur that are reportable under Item 404(a) of Regulation S-K except as disclosed in this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2022	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer